Exhibit 10.47

THIS SECOND AMENDMENT AGREEMENT (the "Second Amendment") is dated the 13th day of November, 2009,

BETWEEN:

LIVE CURRENT MEDIA INC., a corporation incorporated under the laws of Nevada (the "Company"),

- and

JONATHAN EHRLICH of Paloalto California (the "Executive").

WHEREAS the Company and the Executive (collectively, "the parties") entered into an agreement (the "Employment Agreement") dated as of September 8, 2007 pursuant to which the Company employed the Executive as therein provided until January 31, 2009;

AND WHEREAS the parties entered into an agreement dated February 4, 2009, amending the Employment Agreement (the "Separation Agreement"), and an Amendment Agreement dated June 2, 2009 (the "First Amendment") modifying the payment terms of the Separation Agreement, (The Separation Agreement and the First Amendment shall be collectively referred to herein as the "Separation Agreement");

AND WHEREAS the parties wish to further modify the terms of the Separation Agreement as set forth herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the terms and conditions contained herein, the parties covenant and agree with each other that the Separation Agreement be amended as follows:

1.          Section 2(b)(i)-(ii):: The remaining severance allowance and additional benefits owing to Executive as of November 16, 2009 hi the gross amount of $109,375,00 shall be paid in a lump sum payment less all applicable withholdings rather than over a period of ten (10) months. The payment will be paid and processed on the November 30, 2009 payroll and shall be subject to the Company's normal payroll practices.

2.          Section 2(b)(iii): The Executive will waive all of the net monthly equity payments that the Company is obligated to pay him under the Separation Agreement in exchange for a cash payment of $20,000 less all applicable withholdings. The payment will be paid and processed on the November 30, 2009 payroll and shall be subject to the Company's normal payroll practices,

3.          Executive acknowledges that, other than as expressly set forth in this Second Amendment, he is not entitled to any other compensation, benefit, or payment from the Company including but not limited to the $250,000 special bonus that was to be converted agrees that the amounts paid and the value of benefits provided herein may be applied as a set -off against any later claim that he may make.

4.          Currency. All amounts in this Second Amendment are stated and shall be paid in Canadian currency.

5.          The Executive acknowledges that he has not relied upon the Company or its legal counsel for any advice in connection with the tax treatment of the payments set forth herein. The Executive agrees to indemnify and hold the Company harmless from any and all claims or liability, including costs and legal fees, incurred as a result of the Executive's tax treatment of the payments set forth herein, or in respect of income tax payable by Executive that was not withheld, or in respect of any Employment Insurance or Canada Pension Plan amounts payable by the Company relating to or arising from Executive's employment or the termination thereof.

6.          Other than as provided herein, all of the terms and conditions of the Employment Agreement and the Separation Agreement shall remain in full force and effect. Without limiting the foregoing, Executive specifically acknowledges his continuing duties and obligations under paragraphs S (inventions, Etc.), 9 (Non-Competition), 10 (No Solicitation of Customers), l I (No Solicitation of Employees), and 12 (Confidentiality) of the Employment Agreement.

7.          Executive acknowledges that he:

(a)          has had sufficient time to review and consider this Agreement thoroughly;

(b)          has read and understands the terms of this Agreement and his obligations hereunder; and

(c)          has been given an opportunity to obtain independent legal advice, or such other advice as he may desire concerning the interpretation and effect of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

LIVE CURRENT MEDIA INC.

By: /s/ C. Geoffrey Hampson
C. Geoffrey Hampson

/s/ Jonathan Ehrlich
Jonathan Ehrlich